Exhibit 99.2






















THE LEADER MORTGAGE COMPANY


Financial Statements
for the Year Ended
September 30, 1997
and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
The Leader Mortgage Company
Cleveland, Ohio

We have audited the accompanying statement of financial condition of The Leader Mortgage Company (the "Company") as of September 30, 1997, and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at September 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 3 to the financial statements, the Company adopted recently issued Statements of Financial Accounting Standards "SFAS" Nos. 122 and 125 and, accordingly, changed its method of accounting for mortgage servicing rights effective October 1, 1996 for SFAS No. 122 and effective January 1, 1997 for SFAS No. 125.



/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Cleveland, Ohio
December 5, 1997
(August 20, 1998 as to the fourth paragraph
of Note 15 and as to Note 16)

THE LEADER MORTGAGE COMPANY

STATEMENT OF FINANCIAL CONDITION
AS OF SEPTEMBER 30, 1997

ASSETS:
  Cash and cash equivalents ........................................     $   1,988,724
  Cash - restricted ................................................           862,050
  Marketable securities ............................................           257,186
  Accounts receivable ..............................................         4,529,332
  Mortgage loans held for sale .....................................       119,117,078
  Residential first mortgages in foreclosure .......................         8,284,834
  Property and equipment, net ......................................           825,750
  Mortgage servicing rights, net of amortization of $24,724,550 ....        39,992,979
  Other assets .....................................................         3,177,426
                                                                         -------------
               Total assets ........................................     $ 179,035,359
                                                                         =============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Borrowings under warehouse lines of credit .......................     $ 117,868,293
  Notes payable - other ............................................        42,999,550
  Subordinated debt ................................................           861,999
  Accounts payable .................................................         2,805,939
  Accrued expenses and other liabilities ...........................         2,134,599
  Deferred income taxes ............................................           251,403
                                                                         -------------
          Total liabilities ........................................       166,921,783


SHAREHOLDERS' EQUITY:
  Series A preferred stock, 7.56% cumulative; $100 par value;
    900 shares authorized; 900 shares issued and outstanding .......            90,000
  Class A common stock, no par value, stated value $.841;
    350,000 shares authorized; 144,525 shares issued and outstanding           121,620
  Class E common stock, no par value, stated value $.841;
    250,000 shares authorized; 61,309 shares issued and outstanding             53,930
  Additional paid-in capital .......................................           412,335
  Retained earnings ................................................        14,037,332
  Common stock held in treasury, 32,978 shares, at cost.............        (2,601,641)
                                                                         -------------
          Total shareholders' equity ...............................        12,113,576
                                                                         -------------

               Total liabilities and shareholders' equity ..........     $ 179,035,359
                                                                         =============

See accompanying notes to financial statements.

THE LEADER MORTGAGE COMPANY

STATEMENT OF INCOME
FOR THE YEAR ENDED SEPTEMBER 30, 1997

REVENUES:
  Loan servicing ...........................................         $18,083,156
  Loan origination .........................................             162,564
  Gain on sale of mortgages ................................           2,834,978
  Interest income from mortgage operations
    (net of interest expense of $8,792,056) ................           1,461,419
  Rental income ............................................             197,340
  Other income .............................................             845,335
                                                                     -----------

          Total revenue ....................................          23,584,792

EXPENSES:
  Salaries, commissions and employee benefits ..............           7,074,736
  Occupancy and equipment ..................................             542,322
  Amortization of servicing rights .........................           4,638,920
  Other depreciation and amortization ......................             416,594
  Interest on working capital ..............................           2,318,579
  Funding of related party operations.......................             628,541
  Loss on foreclosures .....................................             886,696
  Other expenses ...........................................           3,399,068
                                                                     -----------

          Total expenses ...................................          19,905,456
                                                                     -----------

INCOME BEFORE INCOME TAXES .................................           3,679,336

INCOME TAX EXPENSE .........................................           1,250,975
                                                                     -----------

NET INCOME .................................................         $ 2,428,361
                                                                     ===========

See accompanying notes to financial statements.

THE LEADER MORTGAGE COMPANY

STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE YEAR ENDED SEPTEMBER 30, 1997

                                                                    Additional                          Common
                                        Preferred      Common         Paid-In         Retained        Stock Held
                                          Stock         Stock         Capital         Earnings        In Treasury         Total
                                        --------     ---------       ---------     ------------      ------------      -----------
  Balance, September 30, 1996             90,000       175,550         412,335       11,615,865        (2,342,248)       9,951,502

  Net income                                                                          2,428,361                          2,428,361

  Dividends paid                                                                         (6,894)                            (6,894)

  Purchase 2,816 treasury shares                                                                         (259,393)        (259,393)
                                        --------     ---------       ---------     ------------      ------------      -----------

BALANCE, SEPTEMBER 30, 1997             $ 90,000     $ 175,550       $ 412,335     $ 14,037,332      $ (2,601,641)    $ 12,113,576
                                        ========     =========       =========     ============      ============     ============


See accompanying notes to financial statements.

THE LEADER MORTGAGE COMPANY

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 1997

CASH FLOW PROVIDED FROM OPERATING ACTIVITIES:
  Net income ......................................................................     $  2,428,361
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization .................................................          416,594
    Amortization of mortgage servicing rights .....................................        4,638,920
    Unrealized gain on marketable securities ......................................          (60,199)
    Loss on investment sale .......................................................          122,830
    Increase in mortgage loans held for sale, net of warehouse advances ...........       (7,016,616)
    Increase in accounts receivable - servicing operations ........................         (152,579)
    Increase in accounts payable and accrued expenses .............................        1,393,766
    Deferred income tax benefits ..................................................         (284,341)
    Increase in restricted cash ...................................................         (862,050)
    Other .........................................................................          933,658
                                                                                        ------------
  Cash provided by operating activities ...........................................        1,558,344
                                                                                        ------------
CASH FLOW FROM INVESTING ACTIVITIES:
  Payments for the acquisition of fixed assets ....................................          (57,600)
  Payments for mortgage servicing rights ..........................................      (16,860,255)
  Proceeds from sale of real estate investment ....................................        1,853,767
  Advances to escrows with governmental agencies and third party trustee ..........         (375,000)
  Collections on mortgage notes ...................................................          270,033
  Proceeds from investment sale ...................................................          183,029
                                                                                        ------------
  Cash used in investing activities ...............................................      (14,986,026)
                                                                                        ------------
CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from notes payable .....................................................       18,863,726
  Payments on notes payable .......................................................       (8,776,097)
  Proceeds of subordinated debt ...................................................          861,999
  Increase in finance fees ........................................................          (59,060)
  Increase in line of credit ......................................................          120,000
  Payments on capitalized lease obligation ........................................          (24,663)
  Dividends paid ..................................................................           (6,894)
  Acquisition of treasury stock ...................................................         (259,393)
                                                                                        ------------
  Cash provided by financing activities ...........................................       10,719,618
                                                                                        ------------

NET DECREASE IN CASH ..............................................................       (2,708,064)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ......................................        4,696,788
                                                                                        ------------
CASH AND CASH EQUIVALENTS, END OF YEAR ............................................     $  1,988,724
                                                                                        ============
CASH PAYMENTS FOR THE YEAR:

  Interest ........................................................................     $ 11,495,157
                                                                                        ============
  Income taxes ....................................................................     $    516,000
                                                                                        ============

See accompanying notes to financial statements.

THE LEADER MORTGAGE COMPANY

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED SEPTEMBER 30, 1997
--------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Operations - The Leader Mortgage (the "Company"), an Ohio corporation, was incorporated February 16, 1960 to provide complete mortgage banking service for residential and commercial mortgages.
      The Company's principal office is located in Cleveland, Ohio.

      Mortgage Loans Held for Sale - Mortgage loans held for sale are reported at the lower of cost or estimated market as determined on an aggregate basis, including consideration of all open designated delivery commitment positions. The Company separately evaluates the estimated fair value of its commitments to lend, including consideration of all designated open delivery commitment positions, for impairment. If impairment exists, the Company records a charge to earnings in the current period. The Company generally sells whole loans and mortgage-backed securities with servicing retained. Gains or losses on such sales are generally recognized at the time of settlement based upon the difference between the sales proceeds and the allocated basis of loans sold, adjusted for loan fees, mortgage servicing rights, excess servicing fees, retained interests and the cost of issuing securities.

      Mortgage Servicing Rights, Net - The Company purchases and originates mortgage loans for sale to the secondary market, and sells the loans on either a servicing retained or servicing released basis. Effective October 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 122 ("SFAS 122") Accounting for Mortgage Servicing Rights. Under the statement, the total cost of mortgage loans purchased or originated with the intent to sell is allocated between the loan servicing right and the mortgage loan without servicing, based on their relative fair values at the date of purchase or origination. The capitalized cost of loan servicing rights is amortized in proportion to, and over the period of, estimated net future servicing revenue. The expected lives of the estimated net servicing income are based, in part, on the expected prepayment rate of the underlying mortgages.

      The Company adopted Statement of Financial Accounting Standards No. 125 ("SFAS 125"), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities as of January 1, 1997. This statement supersedes SFAS 122 but does not significantly change the Company's accounting for mortgage servicing rights as the accounting requirements of SFAS 125 for mortgage servicing rights are substantially consistent with the requirements of SFAS 122.

      Mortgage servicing rights are periodically evaluated for impairment. For purposes of measuring impairment, mortgage servicing rights are stratified based on predominant risk characteristics of the underlying serviced loans. These risk characteristics include loan type (fixed or adjustable rate) and interest rate. Impairment represents the excess of cost of an individual mortgage servicing rights stratum over its fair value, and is recognized through a valuation allowance.

      Fair values for individual stratum are based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved. Estimates of fair value include assumptions about prepayment default and interest rates, and other factors which are subject to change over time. Changes in these underlying assumptions could cause the fair value of mortgage servicing rights, and the related valuation allowance, to change significantly in the future.

      Mortgage Loans in Foreclosure and Other Real Estate - Mortgage loans in foreclosure and other real estate are carried at fair market value, less estimated costs to sell.

      Revenue Recognition - Mortgage loans held for sale are committed for sale to secondary market investors under firm agreements at or prior to closing date of the individual loan. Loan sales and the related gains or losses are recorded at the settlement date. Loan administration fees earned for servicing loans for investors are generally calculated based on the outstanding principal balances of the loans serviced and are recorded as revenue when received. Sales of servicing rights are recorded when all risks and rewards of ownership have transferred and no significant unresolved contingencies exist. Loan origination fees are deferred as a component of the loan balances. Since mortgage loans originated or acquired are generally sold within 60 days, any related fees are not amortized during that period, but are effectively recognized when the loan is ultimately sold.

      Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight line basis over the estimated useful lives of the related assets.

      Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. To the extent current available evidence raises doubt about the future realization of a deferred tax asset, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted date.

      Cash Held in Escrow and Restricted Cash - Cash held in escrows represents amounts the Company agreed to set aside to satisfy agreements entered into with the Federal Home Loan Mortgage Corporation (See Note 15).

      Deferred Finance Fees - Deferred finance fees and expenses, which are included in other assets, on the Company's debt are stated at cost and are being amortized over the life of the related debt.

      Marketable Securities - The Company's marketable securities are defined as trading securities under the provisions of Statements of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Accordingly, unrealized holding gains or losses on the securities are reflected in current earnings.

      Cash and Cash Equivalents - For purposes of cash flow, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

      Use of Estimates in Preparation of the Financial Statements - Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

      Impact of Interest Rate Fluctuations - Interest rate fluctuations generally have a direct impact on a mortgage banking institution's financial performance. Significant increases in interest rates may make it more difficult for potential borrowers to purchase residential property and to qualify for mortgage loans. As a result, the volume and related income from loan originations may be reduced. This may be mitigated by the increase in first-time homebuyer bond programs which generally offer mortgage rates at one percent or more below prevailing market rates. In addition, the Company is not required to assume interest rate risk on loans acquired from state - sponsored first time home buyer programs. Significant increases in interest rates will also generally increase the value of the Company's servicing portfolio as a result of slower anticipated prepayment activity. Significant decreases in interest rates may enable more potential borrowers to qualify for a mortgage loan, resulting in higher income related to the loan originations. In addition, significant decreases in interest rates may result in higher than anticipated loan prepayment activity and, therefore, reduce the value of the loan servicing portfolio. This may also be mitigated by the below market - rate loans in the servicing portfolio originated under the first-time homebuyer bond program.


2.    MORTGAGE LOANS HELD FOR SALE

      The following summarizes loans held for sale as of September 30, 1997:


   Residential first mortgages - bond program and conventional      $114,391,684
   Multi-family mortgages .....................................        4,725,394
                                                                    ------------

            Total ..............................................    $119,117,078
                                                                    ============

3.    MORTGAGE LOAN SERVICING

      Mortgage Servicing Rights - As discussed in Note 1, the Company adopted SFAS 122 on October 1, 1996 and SFAS 125 on January 1, 1997. The effect of adoption of these statements was not material. Activity related to mortgage servicing rights is summarized as follows:

      Balance October 1, 1996 .......................   $ 27,771,644
      Additions .....................................     16,860,255
      Amortization ..................................     (4,638,920)
                                                        ------------

      Balance September 30, 1997 ....................   $ 39,992,979
                                                        ============

     The estimated fair value of mortgage servicing rights as of September 30, 1997 was $64,530,217.

     The Company had a valuation allowance for mortgage servicing rights of $17,122 as of September 30, 1997.

      Servicing of Mortgage Loans - The Company originates, purchases and sells to investors, without recourse, loans secured by mortgages, principally on single family residential property. The Company generally retains the servicing of certain loans sold to investors and collects the monthly principal and interest payments and performs certain escrow service generally related to insurance and real estate tax payments. The Company's aggregate net servicing portfolio, including loans serviced for related parties, was $4,156,602,041 at September 30, 1997, representing 74,104 mortgages. Included in the Company's servicing portfolio is 6,142 single-family mortgage loans being serviced under subservicing agreements at September 30, 1997. The outstanding principal balance of these loans is $338,349,925.

      The Company maintains escrow funds comprised primarily of funds to be transferred to third party investors as well as funds to pay real estate taxes and insurance of borrowers aggregating approximately $65,137,693 at September 30, 1997. These funds are segregated in noninterest-bearing deposit accounts and are not included as assets and liabilities of the Company.


4.    ACCOUNTS RECEIVABLE

      Accounts receivable as of September 30, 1997 consisted of the following:


       Foreclosure receivables, net of reserves of $55,125     $  877,498
       Advances made on behalf of mortgagors .............      1,142,542
       Accrued interest ..................................      1,054,646
       Notes receivable ..................................         30,357
       Servicing and production ..........................      1,424,289
                                                               ----------

           Total .........................................     $4,529,332
                                                               ==========

5.    PROPERTY AND EQUIPMENT

      Property and equipment as of September 30, 1997 consisted of the following:


                Leasehold improvements .........     $  170,344
                Furniture and fixtures .........        957,296
                Computer equipment .............      1,879,772
                Automobiles ....................         81,527
                                                     ----------
                    Total ......................      3,088,939
                Accumulated depreciation .......      2,263,189
                                                     ----------

                    Property and equipment - net     $  825,750
                                                     ==========

      Depreciation expense for 1997 was $410,615.

6.    OTHER ASSETS

      Other assets at September 30, 1997 consisted of the following:

            Cash held in escrow .....................     $1,763,966
            Deferred finance fees (net of accumulated
              amortization of $312,627) .............        147,123
            Prepaid expenses ........................        378,048
            Other ...................................        888,289
                                                          ----------

                Total ...............................     $3,177,426
                                                          ==========

7.    RELATED PARTY TRANSACTIONS

      The Company leases office space from a partnership whose controlling partners are officers of the Company. The lease agreement provides for annual base rents of $365,400 plus additional rents based on increases in operating expenses and taxes. There were no outstanding amounts due under the lease agreement as of September 30, 1997.

      The Company advances funds to an affiliated partnership that are used to fund operations of the real estate owned by the partnership.

8.    WAREHOUSE LINES OF CREDIT


      Borrowings under warehouse lines of credit at September 30, 1997 consisted of the following:

     Notes  due  to  banks  maturing  at  various  dates  through
       May  1998  secured principally by mortgage loans held for sale:
     Bond program and conventional ......................................     $ 111,092,376
     Foreclosure ........................................................         6,775,917
                                                                              -------------

    Total ...............................................................    $ 117,868,293
                                                                              =============

      Short-term notes due to banks secured principally by mortgage loans held for sale have an interest rate range from .8% to 7.375% for the year ended September 30, 1997. The Company has a compensating balance arrangement with lenders to reduce interest on certain borrowings by the amount of the deposit balance maintained at the bank. Certain loan agreements contain financial covenants, including net worth requirements.

9.    NOTES PAYABLE - OTHER

      Notes payable - other at September 30, 1997 consisted of the following:

 Credit/Term Loan Agreement borrowings due to various banks
   under a Co-Agent Agreement .................................     $33,513,537

 Note, secured by a multifamily mortgage, due a bank ..........       4,279,000

 Note, secured by receivables, due a bank having a maturity
   date of Ocober 1, 2003 .....................................       3,340,000

 Note, secured by pledged mortgage servicing rights on
   GNMA pools due a bank ......................................       1,667,013

 Unsecured note due October 31, 1998, to a related party
   with interest computed at 15% per annum ....................         200,000
                                                                    -----------

            Total notes payable - other .......................     $42,999,550
                                                                    ===========


      The Company has entered into a Credit/Term Loan Agreement with several lending institutions to provide for revolving loans and term credit for a maximum amount as amended of $43,013,536. Amendments to this credit agreement were made during 1997 to provide for increases in the revolving loans and term credit facility. Loans outstanding under this agreement totaled $33,513,537 at September 30, 1997. The agreement provides for tranches which have a one year revolver and a five year amortization period. There are currently seven tranches in the facility. Repayment dates for these tranches commenced October 20, 1995 and continue through July 1, 2003. New tranches can be added provided the total outstanding balance does not exceed 70% of the value of the Company's eligible mortgage servicing rights as valued by a third party appraiser acceptable to the several lending institutions. The Company obtains independent valuations of mortgage servicing on a semi-annual basis. The Company pledges current and future mortgage servicing rights as collateral for the facility.

      In June 1997, the Company borrowed $4,279,000 from a lending institution, collateralized with a multifamily mortgage loan. The loan matures on July 31, 2002, with interest only payable for the first 24 months; thereafter, amortizing on a 20 year schedule.

      In December 1996, the Company entered into a loan agreement with a lending institution to provide for a maximum loan based on 65% of the market value of the pledged mortgage servicing rights of certain GNMA pools for which the current outstanding balance is $1,667,013. Repayment of the principal amount borrowed to be made in equal quarterly installments in the amount of $92,580 commencing April 1, 1997 and continuing to January 1, 2002 when the balance, if any, shall become due and payable.

      The Company has provided a guarantee on behalf of Eexcel Cleveland Limited Partnership (an affiliated company)with respect to an Ohio Adjustable Rate Industrial Revenue Bond in the event of default. In the event of default, the Company has guaranteed the difference between the unpaid principal balance of the bonds and the value of the underlying assets securing the bonds. The outstanding balance of the issue was $5,321,975 at September 30, 1997 and the issue matures March 1, 2019.

      Interest rates on borrowings described in this footnote, unless specifically identified, range from 1.75% to 8.75% for the year ended September 30, 1997. The Company has arrangements with lenders to reduce interest on certain borrowings based on deposits maintained at the banks. Total interest was approximately $10,100,000 for the year ended September 30, 1997. Certain loan agreements contain financial covenants, including net worth requirements, which have been consistently met.

      Maturities of notes payable other at September 30, 1997 are as follows:

      Fiscal Year End

                      1998                            $ 7,353,702
                      1999                              9,833,384
                      2000                              9,704,253
                      2001                              7,008,519
                      2002                              3,564,492
                      Thereafter                        5,535,200
                                                     ------------

                      Total                          $ 42,999,550
                                                     ============


10.   ACCRUED EXPENSES AND OTHER LIABILITIES

      Accrued expenses at September 30, 1997 consisted of the following:

                 Interest ......................     $  819,091
                 Salaries and other compensation        601,502
                 Income taxes ..................        714,006
                                                     ----------

                     Total .....................     $2,134,599
                                                     ==========


11.   FEDERAL INCOME TAXES

      The provision for federal income taxes for the year ended September 30, 1997 consists of the following:


                     Current provision ..............     $1,535,316
                     Deferred provision (benefit)....       (284,341)
                                                          ----------

                         Total ......................     $1,250,975
                                                          ==========

      The deferred tax assets as of September 30, 1997 were $1,383,598 and related to deductible temporary differences primarily market valuation differences on loans, cost associated with mortgage loans held for sale, and accrued bonuses. The deferred tax liability as of September 30, 1997 was $1,635,002 and consisted of taxable temporary differences relating to deferred discounts, mortgage servicing rights and market valuation differences on loans.

12.   EMPLOYEE STOCK OWNERSHIP PLAN/SAVINGS
      AND INVESTMENT PLAN

      The Company maintains an Employee Stock Ownership Plan in which eligible employees accumulated capital ownership in the Company. The Company has received a determination letter from the Internal Revenue Service that the Plan is frozen as of October 1, 1995, and no future contributions are being made. There were no Company cash contributions to the Plan for the year ended September 30, 1997.

      The Employee Stock Ownership Plan has, from time to time, acquired shares of Class E common stock of the Company. For the year ended September 30, 1997, no dividends were paid on the Class E common stock.

      The Company has a Savings and Investment Plan ("401(k) plan") covering all eligible employees as defined by the plan. The 401(k) plan provides, among other items, for matching contributions by the Company up to 50% of eligible employee contributions. For the year ended September 30, 1997, the Company incurred expenses of $130,840 that were contributed to the 401(k) plan. At September 30, 1997, no amounts were due to the 401(k) plan.

13.   STOCK OPTIONS

      The Company granted stock options during the fiscal year ended September 30, 1995 to certain key employees of the Company. The options are for the purchase of 35,000 shares of Class A stock at $1.00 per share. The stock option agreements provide, among other items, for exercise only in the event of a substantial ownership change in the Company as defined in the agreements. No options were granted during 1997.


14.   DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company has various financial instruments that require disclosure as to fair value under generally accepted accounting principles. The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount that the Company could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      The carrying amount of cash, cash held in escrows, marketable securities, accounts and notes receivable, accounts payable, accrued expenses, notes payable, and subordinated debt are reasonable estimates of their fair market value.

      The carrying amount of loans held for sale is a reasonable approximation of fair market value due to the short time frame (generally 60 days or less) until these loans are sold and, as discussed in Note 1, due to the interest rate risk protection provided by loans originated under the first-time homebuyer bond programs.

      The fair value estimate presented herein are based on pertinent information available to management as of September 30, 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented above.

15.   FREDDIE MAC INDEMNIFICATION AGREEMENT

      In 1991, due to irregularities identified in multi-family residential real estate mortgages sold by the Company to the Federal Home Loan Mortgage Corporation ("Freddie Mac") during the period 1987 through 1989, the Company and Freddie Mac entered into an agreement referred to as the Freddie Mac Indemnification Agreement (the "Agreement") whereby the Company has indemnified Freddie Mac for certain losses on these mortgages. The Agreement provided, among other things, that the Company place in escrow cash deposits not to exceed $7,500,000. This amount would be reduced to the extent of any payments received from third parties. A total of $3,020,573 was funded to the Freddie Mac escrow account as of September 30, 1997. The Company was notified during this past fiscal year that additional losses related to these loans totaled $52,066. These funds were removed from the account on September 12, 1997. The total escrow balance at Freddie Mac through September 30, 1997 is $1,763,966.

      Management believes that the Company has satisfied its obligations under the terms of the Agreement and monies held in escrow should be returned to the Company. The agreement provides, among other items, that upon termination, to the extent escrow funds are available therein, Freddie Mac is to return the funded amounts together with interest earned from investment of the funds. Freddie Mac asserts the Agreement is still in effect and the Company is responsible to continue funding the Freddie Mac escrow account and deposit the funds with a Trustee. Total escrow deposits funded with the Trustee amounted to $843,750 at September 30, 1997. The Trustee account balance at September 30, 1997 amounted to $862,050.

      The Company was notified November 1, 1995 of a civil lawsuit filed by Freddie Mac. Freddie Mac claims the Company is in violation of the Indemnification and Resolution Agreement entered into January 15, 1991 and subsequent Tripartite Agreements. On August 14, 1997, the Judge rendered a written opinion denying Freddie Mac's motion for Summary Judgment and favorable to The Leader Mortgage Company. Further, Freddie Mac informed the Company that on October 9, 1997 fourteen of the seventeen loans in question representing $60 million out of $67 million were refinanced away from Freddie Mac. This leaves three loans in the amount of $7 million in dispute.

      In February 1998, the Company and Freddie Mac entered into an agreement referenced to as the Settlement Agreement and Release ("Settlement Agreement") whereby the Company and Freddie Mac settle all differences related to the Agreement noted above. Escrow deposits funded to the Trustee were returned to the Company, and funds held in the escrow account with Freddie Mac in excess of $1 million were returned to the Company in February 1998. Freddie Mac will continue to retain $1 million dollars and accrue interest in the same manner set forth in the Agreement. No additional deposits from the Company will be required for the remaining term of the Settlement Agreement. The Company will continue to indemnify Freddie Mac with respect to one loan. No other loans will be subject to the terms of the Agreement. The Agreement will expire on February 11, 2001. In the event of default, the Company's obligation will be limited to the funds on deposit with Freddie Mac at the time Freddie Mac determines its loss and makes its withdrawal. If the balance of the loss is less than the balance held in the escrow, excess funds will be returned to the Company. If there is no event of default, Freddie Mac will return all funds on deposit.

16.   SUBSEQUENT EVENTS

      On July 1, 1998,  the Company was  acquired  by First  Defiance  Financial
      Corp. ("First Defiance"), a publicly held corporation with its headquarters in Defiance, Ohio. First Defiance is a holding company of First Federal Savings and Loan which primarily focuses on single family residential mortgage lending, consumer and business loans. Under the terms of the agreement, the purchase price was $39.6 million in cash.

      In connection with the acquisition by First Defiance, the Employee Stock Ownership Plan received a cash payment of approximately $9,200,000 in exchange for the common stock of the Company in the Plan.

      Upon the consummation of the merger, the stock options became exercisable at $1 per share.

                                   * * * * * *